UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2010

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                (Zip Code)

Registrant's telephone number, including area code:                                                                                     (412) 442-8200

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2010, the Company entered into a new domestic Revolving Credit Facility with a syndicate of financial institutions, the names of which are listed on the Revolving Credit Agreement attached hereto as Exhibit 10.1. The new credit facility replaces the Company’s existing domestic Revolving Credit Facility.  The maximum amount of borrowings available under the new facility is $300.0 million and the facility’s maturity is December 2015. Borrowings under the facility bear interest at LIBOR plus a factor ranging from 1.00% to 1.50% based on the Company’s leverage ratio.  The leverage ratio is defined as net indebtedness divided by EBITDA (earnings before interest, taxes, depreciation and amortization).  The Company is required to pay an annual commitment fee ranging from .20% to .30% (based on the Company’s leverage ratio) of the unused portion of the facility.  The Revolving Credit Facility requires the Company to maintain certain leverage and interest coverage ratios.  A portion of the facility (not to exceed $25.0 million) is available for the issuance of commercial and standby letters of credit.

Item 9.01  Financial Statements and Exhibits

(d)	The following exhibit is furnished with this Report on Form 8-K.

10.1	Loan Agreement dated December 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

December 28, 2010